                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 11, 2007

                                 SOLUTIA INC.
                                 ------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
                                   --------
                           (STATE OF INCORPORATION)

            001-13255                                    43-1781797
            ---------                                    ----------
            (COMMISSION                                  (IRS EMPLOYER
            FILE NUMBER)                                 IDENTIFICATION NO.)


575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI     63166-6760
---------------------------------------------------------------     ----------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

                                (314) 674-1000
                                --------------
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         As previously reported, on December 17, 2003, Solutia Inc. ("Solutia") and its 14 U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

         On April 11, 2007, the Bankruptcy Court approved the implementation of the 2007 Solutia Annual Incentive Program, approved amendments to the employment agreements with Solutia's senior executive officers and approved an increase in compensation for Mr. Jeffry N. Quinn, Solutia's President, Chief Executive Officer, and Chairman of the Board.

         1. The 2007 Solutia Annual Incentive Program

         The 2007 Solutia Annual Incentive Program (the "2007 AIP") is Solutia's annual incentive-based bonus opportunity that applies to almost all of Solutia's employees, including its executive officers. Each participant in the 2007 AIP has a set target bonus. Target bonuses are based upon both external and internal considerations and payouts are set as a percentage of annual base salary and vary by participant level in the organization. Solutia's named executive officers included in the Summary Compensation Table of Solutia's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, (the "NEO's"), have target bonus opportunities for the 2007 AIP as set forth in their respective employment agreements.

         The 2007 AIP is based upon a bonus pool concept. There are separate bonus pools for enterprise-level participants and business unit participants. The Executive Compensation and Development Committee of Solutia's Board of Directors (the "ECDC") established financial and operating performance metrics for the enterprise and for each business unit and a weighting for each metric, including EBITDAR (75%) and Enterprise Average Working Capital (as defined in the 2007 AIP) for the enterprise pool. For each metric, a threshold (0.50x), target (1.0x), and maximum (3.0x) funding level is determined by the ECDC. These funding levels are referred to as funding factors. If the threshold performance level is not met with respect to any particular performance metric there is no funding of the bonus pool with respect to that metric. The target level funding or a 1.0x funding factor is the aggregate of all target bonuses for participants in the 2007 AIP. At the end of the year, the performance of Solutia and its business units is measured against the pre-established metrics and the ECDC determines the funding factor for each bonus pool. Once the bonus pools are established, individual bonuses are determined as part of Solutia's performance management process.

         Individual bonuses are comprised of an objective portion and a subjective portion. Forty-five percent (45%) of each bonus pool is paid out on a straight objective basis to participants in that pool based upon enterprise or business unit performance, depending on the pool. This is the objective portion of a participant's bonus. Forty-five percent (45%) of each bonus pool is allocated to individual participants within the pool based upon individual performance versus set goals and individual performance versus peer performance. The remaining ten percent (10%) of each bonus pool is aggregated to constitute an enterprise discretionary pool which can be allocated to any participant in the 2007 AIP. Allocations from these discretionary funds constitute the discretionary portion of a participant's bonus.

         Each participant's target bonus is multiplied by the relevant funding factor (the same funding factor that was used to determine the size of the bonus pool from which the participant's bonus is paid). The sum of all performance adjusted target bonuses for all participants in one of the bonus pools equals the total bonus pool. The discretionary portion of an individual's bonus can range from zero upward, which is limited only by the total funding of the relevant bonus pool. The aggregate of all bonuses paid from each of the bonus pools can not exceed the amount of the pool, except any discretionary bonus paid to Mr. Quinn in excess of 50% of his performance adjusted target bonus will not, at the discretion of the ECDC, diminish the pool available for bonuses to other participants.

         The 2007 AIP also includes a bankruptcy emergence metric for all of the NEO's and certain other executives (collectively, the "Emergence Metric Employees") that is designed to incent such executives for Solutia to promptly emerge from Chapter 11 while maximizing the value of the bankruptcy estates. Each Emergence Metric Employees' actual bonus awarded under the 2007 AIP will be multiplied by a factor based on the date Solutia emerges from Chapter 11 (the "Emergence Date"). The factor decreases each quarter of 2007 and certain executive's bonuses are penalized in the event the Company does not emerge from Chapter 11 during 2007.

         The 2007 AIP is administered by the ECDC. Awards under the 2007 AIP, including those based on the emergence metric, will be paid within two and one-half months following the end of the year. Emergence Metric Employees will be entitled to the Emergence Bonus even if their employment is terminated (voluntarily or involuntarily) on or after the Emergence Date, or if they are terminated without Cause (as defined in their respective employment agreements) prior to the Emergence Date.

         The foregoing description of the 2007 AIP does not purport to be complete and is qualified in its entirety by reference to the 2007 AIP, a copy of which is attached as Exhibit 10.1 to this report.

         2. Executive Officer Employment Agreements

         On April 11, 2007, upon Bankruptcy Court approval, Solutia entered into amended and restated employment agreements with its NEO's and other executive officers (collectively, the "Executives") effective as of January 1, 2007 (individually, the "Agreement" and collectively, the "Agreements"). The Agreements have been amended to extend the term of employment for each of the Executive's to the six month anniversary of the Emergence Date (the "Initial Term"), and provide for an automatic three year renewal of the employment period after the Initial Term and automatic 12 month renewals thereafter. In addition, the Agreement with Mr. Quinn reflects an increase in base salary to $825,000 effective as of January 1, 2007. The Agreement with Mr. James R. Voss, one of our NEO's, reflects an increase in base salary to $400,000 and a target bonus opportunity increase from 75% to 100% of his base salary in connection with his new position as the Company's Senior Vice President and President-Flexsys. Solutia also entered into an employment agreement with Mr. Robert T. DeBolt in connection with his new position as the Company's Senior Vice President of Business Operations. Mr. DeBolt's Agreement reflects a base salary of $300,000 while his target bonus opportunity will be 75% of his base salary. Mr Voss' and Mr. DeBolt's new positions will be effective upon the closing of the Flexsys Acquisition described in Solutia's 2006 Annual Report on Form 10-K.

         The Agreements provide that if any Executive is terminated other than for Cause (as defined in the Agreements) or the Executive terminates employment for Good Reason (as defined in the Agreements), the Executive shall be entitled to receive from Solutia payment of the following: (1) the sum of
(i) the Executive's accrued annual base salary through the date of termination,
(ii) any unpaid annual bonus amounts earned with respect to the previous year, and (iii) any accrued vacation pay; (2) an amount equal to what the Executive would have received under Solutia's Annual Incentive Program for the fiscal year of such termination prorated based on the number of days employed during that fiscal year; (3) a severance payment equal to 200% of the sum of (i) the Executive's annual base salary immediately prior to the date of termination and (ii) the average annualized payment he received for the three most recent years under Solutia's Annual Incentive Program; and (4) any unpaid portion of the special emergence bonus provided for in the Agreements, if applicable. If the Executive's employment is terminated other than for Cause or the Executive terminates employment for Good Reason upon a Change in Control (as defined in the Agreements), or at any time within 24 months after a Change in Control, he or she will be entitled to receive the payments described above, provided however, that (1) the severance payment will be equal to 250% (as opposed to 200%) of the sum described in (3) above, and all outstanding equity awards granted pursuant to any equity compensation plans in effect will immediately vest. The Agreements also provide that in the event taxes are imposed on the Executive, due to a payment provided for under the Agreements, and such payment results in taxes being imposed that would not normally be imposed but for the occurrence of a Change of Control, Solutia will provide a tax reimbursement and a gross up of such tax reimbursement.

         The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreements, attached as Exhibits 10.2 to 10.9 to this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (d) Exhibits:

Exhibit Number        Description
--------------        -----------

     10.1             2007 Solutia Annual Incentive Program
     10.2 Amended and Restated Employment Agreement by and between Solutia Inc. and Jeffry N. Quinn
     10.3 Amended and Restated Employment Agreement by and between Solutia Inc. and Kent J. Davies
     10.4 Amended and Restated Employment Agreement by and between Solutia Inc. and Luc De Temmerman
     10.5 Amended and Restated Employment Agreement by and between Solutia Inc. and Rosemary L. Klein
     10.6 Amended and Restated Employment Agreement by and between Solutia Inc. and James M. Sullivan
     10.7 Amended and Restated Employment Agreement by and between Solutia Inc. and James R. Voss
     10.8 Amended and Restated Employment Agreement by and between Solutia Inc. and Jonathon P. Wright
     10.9             Employment Agreement by and between Solutia Inc. and
                      Robert T. DeBolt

                                  SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                             SOLUTIA INC.
                                             -------------------------------
                                             (Registrant)

                                             /s/ Rosemary L. Klein
                                             -------------------------------
                                             Senior Vice President, General
                                             Counsel and Secretary

DATE: April 17, 2007